UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported) -September 27, 2004

IMCOR PHARMACEUTICAL CO.

 (Exact name as specified in its charter)

NEVADA	0-23553	62-1742885

(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6175 Lusk Boulevard
San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)

(858) 410-5601

(Registrants' telephone number, including area code)

Photogen Technologies, Inc.

 (Former name or former address, if changed since last report)

Item 8.01.	OTHER EVENTS.

On September, 27, 2004, IMCOR Pharmaceutical Co. (the “Company”) issued a press release announcing that Brooks Boveroux will leave his position as chief financial officer of the Company. Until a successor is appointed, Taffy Williams will be the acting chief financial officer. Dr. Williams will be assisted by Larry Grant, a consultant who is a certified public accountant and who has 30 years of experience in providing accounting and financial services, and the Company’s existing staff.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 - Press Release of the Company, dated September 27, 2004.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

IMCOR Pharmaceutical Co.

By:	/s/ Taffy J. Williams

Taffy J. Williams, Ph.D. President and Chief Executive Officer

Dated: September 27, 2004

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of the Company, dated September 27, 2004.